UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2006

LIPID SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-497	43-0433090
(State or other jurisdiction of	(Commission File Number)	(I.R.S Employer Identification No.)
incorporation)

7068 Koll Center Parkway, Suite 401, Pleasanton, California	94566
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (925) 249-4000

(Former name or former address, if changed since last report.)  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See Item 3.02 below.

Item 3.02. Unregistered Sales of Equity Securities.

On December 18, 2006, Lipid Sciences, Inc. (the “Company”) entered into agreements with certain institutional investors (the “Investors”) for a private placement of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), resulting in gross proceeds to the Company of $6,200,000.  Oppenheimer & Co. Inc. acted as the Company’s placement agent (“Placement Agent”) in the offering.  As compensation for its services, the Placement Agent received a cash fee equal to $434,000, representing 7% of the gross proceeds of the sale of the shares of Common Stock, and warrants to purchase 183,703 shares of common stock, representing 4% of the shares of Common Stock sold to Investors in the offering, at an exercise price of $2.18 per share.

In connection with the private placement, the Company entered into (i) a Securities Purchase Agreement (the “Purchase Agreement”) with the Investors pursuant to which the Company issued and sold to the Investors 4,592,591 shares of Common Stock at a purchase price of $1.35 per share and (ii) a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors pursuant to which the Company, among other things, is obligated to file with the United States Securities and Exchange Commission a registration statement (the “Registration Statement”) registering the resale of the shares of Common Stock issued to the Investors under the Purchase Agreement and upon exercise of the warrants issued to the Placement Agent (the “Registration Statement”).

The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder, as a transaction not involving a public offering, and in reliance on similar exemptions under applicable state laws.

Item 7.01. Regulation FD Disclosure.

On December 20, 2006, the Company issued a press release announcing that it had raised $6,200,000 million in the private placement of shares of its common stock to the Investors.  A copy of the press release containing such announcement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 4.1	Warrant issued by Lipid Sciences, Inc. to the Placement Agent.

Exhibit 4.2	Registration Rights Agreement, dated as of December 18, 2006, by and among Lipid Sciences, Inc., the Placement Agent and the Investors.

Exhibit 10.1	Securities Purchase Agreement, dated as of December 18, 2006, by and among Lipid Sciences, Inc. and the Investors.

Exhibit 10.2	Placement Agent Engagement Letter dated as of November 30, 2006.

Exhibit 10.3	Representation Letter dated as of December 18, 2006.

Exhibit 99.1	Press release entitled “Lipid Sciences, Inc. Raises $6.2 Million in Private Placement,” dated December 20, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lipid Sciences, Inc.

Date: December 20, 2006	By:	/s/ Sandra Gardiner
Sandra Gardiner
Chief Financial Officer